Nicor Inc.
Exhibit 10.10
Form 8-K

TROPICAL SHIPPING COMPANY

FIRST AMENDMENT TO

LONG-TERM PERFORMANCE INCENTIVE PLAN

This Agreement amending the Tropical Shipping Company Long-Term Performance Incentive Plan is entered into between Tropical Shipping and Construction Company Limited (the “Company”) and Rick Murrell (the “Executive”) effective as of July 23, 2009 (the “Amendment”).  All capitalized terms used in this Amendment but not defined herein shall have the meanings assigned to such terms in the Plan (as defined below).

WHEREAS, the Company previously adopted the Tropical Shipping Company Long-Term Performance Incentive Plan, effective January 1, 2008 (the “Plan”);

WHEREAS, the Executive is the sole participant in the Plan;

WHEREAS, the Plan is administered by the compensation committee (the “Committee”) of the board of directors of Nicor Inc.; and

WHEREAS the Executive and the Committee have determined that it is appropriate to enter into the agreements with respect to the Plan as set forth herein as a result of the application of Section 457A of the Code to the Plan and the Executive;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Amendment to the Plan.  The Plan is hereby amended as follows:

(a)   By deleting the provisions of the Plan under the heading “Incentive Payment Deferral,” including the paragraphs headed “Deferral under the Nicor Stock Deferral Plan” and “Deferral under this Plan” in their entirety and by deleting all references in the Plan to such provisions.

(b)   By amending and restating the provisions of the Plan under the heading “Retirement, Death or Termination” in its entirety to read as follows:

“The participant whose employment with the Company terminates by reason of death or disability during a performance period shall be entitled to the prorated value of the target incentive award for that performance period determined as if the Company had achieved the performance objectives with respect to such target incentive award at the target levels previously established by the Committee.  The proration will be based on the ratio of the full calendar months employed during the period to the total months in the performance period and such prorated amount shall be paid no later than March 15 of the calendar year following the calendar year in which such termination by reason of death or disability occurs.

If the participant separates from service with the Company during a performance period for any reason other than death or disability, including by reason of retirement, no amount with respect to a target incentive award will be paid to the participant for that performance period, unless otherwise determined by the

Committee in its sole discretion and the Company will have no further obligation to the participant under the terms of this Plan.”

2.   Additional Award.  In consideration of the amendments to the Plan as set forth above, the Company hereby awards to the Executive an additional target incentive award (the “Additional Awards”) for each uncompleted performance period ending after January 1, 2010 for which the Executive has previously received a target incentive award (the “Prior Target Incentive Awards”).  The Additional Awards are equal to 10% of the amount of the Prior Target Incentive Awards and are further described on Exhibit A attached hereto.

3.   Full Force and Effect.  To the extent not expressly agreed and amended hereby, the Plan and Executive’s rights thereunder remains unchanged and in full force and effect.

4.   Acknowledgement. The Executive acknowledges and agrees that he has carefully read this Amendment in its entirety, fully understands and agrees to its terms and provisions and intends and agrees that it be final and legally binding on the Executive and the Company.

5.   Counterparts.  This Amendment may be executed in several counterparts by the parties each of which shall constitute an original.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Amendment to be executed in its name on its behalf, all as of the day and year first above written.

                    TROPICAL SHIPPING COMPANY

                    By: /s/ VAN KENT
                    Name:  Van Kent
                    Title:  AVP Human Resources

                    EXECUTIVE

                                                 /s/ RICK MURRELL
                                                                                                                                                            Rick Murrell

EXHIBIT A

LTIP Performance Cycle	Original LTIP Incentive Target Award	Additional LTIP Incentive Target Award	Amended LTIP Incentive Target Award
2008-10	$232,960	$23,296	$256,256
2009-11	$232,960	$23,296	$256,256